SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2004
                                                         -----------------

                              Strat Petroleum, Ltd.
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             (Exact name of registrant as specified in its charter)

            Wyoming                    0-15435               13-1026995
            -------                    -------               ----------
  (State or other jurisdiction     (Commission File        (IRS Employer
       of incorporation)                Number)          Identification No.)

          545 North Rivermede Road, Suite 200, Concord, Ontario L4K 4H1
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               (Address of principal executive offices) (Zip Code)


                                  (905)761-9169
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              (Registrant's telephone number, including area code)

                            F2 Broadcast Network Inc.
          -------------------------------------------------------------
          (Former Name or Former Address, if changed Since Last Report)

Item 1. Changes in Control of Registrant.

       On June 2, 2004, F2 Broadcast Network, Inc. entered into a letter of intent acquire Inese Ltd. an Ontario corporation in exchange for shares equating to 60-2/3% of its outstanding capital stock, with F2 Broadcast continuing to exist, but changing its name to Strat Petroleum, Ltd.

Item 2. Acquisition or Disposition of Assets.

        Not applicable.

Item 3. Bankruptcy or Receivership.

        Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

        Not applicable.

Item 5. Other Events.

On January 10, 2005, the majority of the Directors of Strat Petroleum, Ltd. consented in writing to decrease the number of common shares outstanding via a reverse stock split, effective December 10, 2004, of one share for every thirteen (13) shares, without changing the par value of such shares or the number of authorized shares.

On March 23, 2005, the Officers of Strat Petroleum, Ltd. authorized and directed the issue of ten million, two hundred and ninety-eight thousand, three hundred and eighty-six (10,298,386) Common Shares, effective December 30, 2004.

Item 6.  Resignations of Registrant's Directors.

        Not applicable.

Item 7. Financial Statements And Exhibits.

         (a) Financial Statements - None.

         (b) Exhibits

          7.1 Written Consent by the Board of Directors to decrease the number of Common Shares outstanding via a thirteen to one (13:1) reverse stock split.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date        November 21, 2005               Strat Petroleum, Ltd.

                                            By: /s/ H. Sam Hyams
                                                --------------------------------
                                                Mr. H. Sam Hyams
                                                Chief Executive Officer
                                                President, Chairman of the Board